UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

                   SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

On February 26, 2015, the Compensation Committee of the Board of Directors of Silgan Holdings Inc., or the Company, (i) set the performance goal and performance goal target for 2015 under the Company’s Senior Executive Performance Plan, as amended, or the Performance Plan, for Mr. Anthony J. Allott, the President and Chief Executive Officer of the Company and the only participant under the Performance Plan, (ii) set financial targets and other goals for bonuses for 2015 for the other executive officers of the Company who, in addition to Mr. Allott, are named in the Summary Compensation Table in the Company’s most recent proxy statement (together with Mr. Allott, the “Named Executive Officers”), and (iii) established performance criteria for 2015 for potential performance awards of restricted stock units to be granted in 2016 under the Company’s 2004 Stock Incentive Plan, as amended, or the Stock Incentive Plan, including to the Named Executive Officers.

The Compensation Committee set the performance goal for 2015 for Mr. Allott under the Performance Plan as the Company’s earnings before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs) and the impact from any foreign currency devaluations (“Adjusted EBITDA”) and the performance goal target for 2015 as the achievement of the Adjusted EBITDA level of the Company for 2014.  The Compensation Committee also determined that the maximum amount that could be awarded to Mr. Allott under the Performance Plan for 2015 would be 100% of his annual base salary for 2015, with the actual amount being determined pursuant to a formula based on the Company’s Adjusted EBITDA for 2015 as compared to the Company’s Adjusted EBITDA for 2014.

The Compensation Committee also approved annual bonuses for 2015 for each of Messrs. Robert B. Lewis, Executive Vice President and Chief Financial Officer of the Company, Adam J. Greenlee, Executive Vice President and Chief Operating Officer of the Company, and Frank W. Hogan, III, Senior Vice President, General Counsel and Secretary of the Company, each a Named Executive Officer of the Company, in an amount up to a maximum amount of 40% of his annual salary received in 2015, with the amount of such annual bonus being calculated on the same basis as an annual bonus is calculated for the Chief Executive Officer of the Company for 2015 under the Performance Plan.

The Compensation Committee set a target level of earnings before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements and the impact from any foreign currency devaluations and subject to further adjustment as determined by the Compensation Committee for unusual gains and unusual losses (“Adjusted EBIT”) and organizational goals (market leadership, operational leadership, working capital management, SG&A cost management and financial reporting and controls) for Silgan Containers LLC for the payment of annual bonuses for 2015 to officers of Silgan Containers LLC, including Mr. Thomas J. Snyder, President of Silgan Containers LLC and a Named Executive Officer of the Company.  Following the end of the year, the Compensation Committee will confirm the level of Adjusted EBIT and organizational goals attained by Silgan Containers LLC for 2015, and bonuses will be awarded to officers of Silgan Containers LLC on a sliding scale (from zero to two times “target”) on such basis.  If the targeted level of Adjusted EBIT and organizational goals for Silgan Containers LLC are attained for 2015, Mr. Snyder would receive a bonus for 2015 at “target”, or at 30% of his salary for 2015.

Additionally, the Compensation Committee approved potential performance awards of restricted stock units under the Stock Incentive Plan for an aggregate of up to 263,400 shares of Common Stock of the Company to a total of 49 officers and other key employees of the Company and its subsidiaries, and fixed and established the performance criteria for the Company’s 2015 fiscal year for the granting of such performance awards under the Stock Incentive Plan.  Messrs. Allott, Lewis, Greenlee, Hogan and Snyder are included in such group of officers and other key employees.  The performance criteria for the 2015 fiscal year selected by the Compensation Committee is the Company’s Adjusted EBITDA for 2015, and the minimum level of performance that must be attained for 2015 for the performance awards to be granted is 75% of the level of the Company’s Adjusted EBITDA for 2014.  If the minimum level of performance for 2015 is attained as confirmed by the Compensation Committee following the end of 2015, then the Compensation Committee may grant performance awards for an aggregate of up to 263,400 restricted stock units to such 49 officers and other key employees of the Company and its subsidiaries, including Messrs. Allott, Lewis, Greenlee, Hogan and Snyder.  In determining the amount of a performance award to grant to a particular officer or other key employee, the Compensation Committee targets a multiple of such individual’s annual base salary plus, in the case of Mr. Allott, targeted annual bonus as the level of the nominal value of unvested stock awards for such individual.  The multiple for each individual is determined on the basis of the individual’s anticipated long-term contribution to the Company.  In determining the 2015 performance award to be granted to any individual, the Compensation Committee will review the nominal value of unvested stock awards previously granted to such individual as compared to such individual’s target multiple of salary plus, in the case of Mr. Allott, bonus and may grant a performance award to such individual in an amount up to the maximum amount approved by the Compensation Committee for such individual on February 26, 2015.  Generally, in making such grants the Compensation Committee will consider performance awards for individuals whose aggregate nominal value of unvested stock awards is less than their target multiple of salary plus, in the case of Mr. Allott, bonus so that their total nominal value of unvested stock awards approximates their target multiple of salary plus, in the case of Mr. Allott, bonus.  Such restricted stock units will be granted at the earliest upon the date on which the Compensation Committee confirms that the minimum level of performance was attained, will vest in five equal installments annually beginning one year from the date of grant, and will carry with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date:  February 27, 2015